EXHIBIT 1.1

                                                               EXECUTION COPY

                               $2,200,000,000


                      THE MAY DEPARTMENT STORES COMPANY,
                                   Issuer
                                     and
                      THE MAY DEPARTMENT STORES COMPANY,
                                  Guarantor

                             3.95% NOTES DUE 2007
                             4.80% NOTES DUE 2009
                             5.75% NOTES DUE 2014
                           6.65% DEBENTURES DUE 2024
                           6.70% DEBENTURES DUE 2034




                               PURCHASE AGREEMENT
July 13, 2004



July 13, 2004
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:
     The May Department Stores Company, a New York corporation (the "Company"), proposes to issue and sell to the several purchasers named in
Schedule I hereto (the "Initial Purchasers") $400,000,000 principal amount of its 3.95% Notes due 2007, $600,000,000 principal amount of its 4.80% Notes due 2009, $500,000,000 principal amount of its 5.75% Notes due 2014, $300,000,000 principal amount of its 6.65% Debentures due 2024 and $400,000,000 principal amount of its 6.70% Debentures due 2034 (collectively, the "Securities") to be issued pursuant to the provisions of an Indenture (the "Indenture") to be dated as of the Closing Date (as herein defined) between the Company, The May Department Stores Company, a Delaware corporation (the "Guarantor"), and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"). The Securities and the securities to be offered in exchange for the Securities pursuant to the Registration Rights Agreement (as defined below) are to be unconditionally guaranteed as to payment of principal and interest, premium and Additional Interest (as defined in the Indenture), if any, by the Guarantor (the "Guarantee").

     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

     The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be dated as of the Closing Date between the Company, the Guarantor and the Initial Purchasers (the "Registration Rights Agreement").

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum", and each, a "Memorandum") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

1. Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, you that:

    (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

    (b) Each of the Company and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

    (c) Each subsidiary of the Company and the Guarantor that is a significant subsidiary (within the meaning of Regulation S-X 1.02(w) of the Securities Act) (the "Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or the Guarantor and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

    (d) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

    (e) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

    (f) The Guarantee has been duly authorized by the Guarantor and, when the Securities have been executed and delivered and the Guarantee has been executed and delivered in accordance with the provisions of the Indenture, will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

    (g) Each of the Indenture and the Registration Rights Agreement has been duly authorized, and on or prior to the Closing Date will be duly executed and delivered by, and will be a valid and binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

    (h) The execution and delivery by each of the Company and the Guarantor of, and the performance by the Company and the Guarantor of their obligations under, this Agreement, the Indenture, the Registration Rights Agreement, and the Securities and the Guarantee will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Guarantor or any agreement or other instrument binding upon the Company or the Guarantor or any of its Significant Subsidiaries that is material to the Company or the Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Guarantor or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantor of their obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities or the Guarantee, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

    (i) Neither the Company or the Guarantor are, and after giving effect to the offering and sale of the Securities by the Company and the application of the proceeds thereof and the issuance of the Guarantee by the Guarantor, each as described in the Final Memorandum, will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

    (j) None of the Company, the Guarantor or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company or the Guarantor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

    (k) None of the Company, the Guarantor, their Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company, the Guarantor and their Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company or the Guarantor in this paragraph with respect to the Initial Purchasers.

    (l) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 7 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

    (m) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in
Schedule I hereto opposite its name at a purchase price of 99.517% of the principal amount of the 3.95% Notes due 2007, 99.374% of the principal amount of the 4.80% Notes due 2009, 99.216% of the principal amount of the 5.75% Notes due 2014, 99.017% of the principal amount of the 6.65% Debentures due 2024 and 98.998% of the principal amount of the 6.70% Debentures due 2034 (the "Purchase Price") plus accrued interest, if any, to the Closing Date.

Each of the Company and the Guarantor hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made by wire transfer of same day funds to an account specified by the Company against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on July 20, 2004, or at such other time on the same or such other date, not later than July 30, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

    (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

         (i) there shall have been no material adverse change in the condition of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Memorandum; and

         (ii) there shall not have occurred any downgrading in the rating accorded any of the Company's or the Guarantor's securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation, other than pursuant to announcements of downgrades described in the Final Memorandum.

    (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and the Guarantor, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor have complied with all of the agreements and satisfied all of the conditions on their parts to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

    (c) The Initial Purchasers shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the

Company and the Guarantor, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

    (d) The Initial Purchasers shall have received on the Closing Date an opinion of Alan E. Charlson, General Counsel for the Company and the Guarantor, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

    (e) The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit C.

    (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

6. Covenants of the Company and the Guarantor. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, each of the Company and the Guarantor covenants with each Initial Purchaser as follows:

    (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

    (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

    (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish (to the extent not filed with the Commission), at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

    (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

    (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers (including fees not exceeding $10,000 and disbursements of counsel) in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

    (f) None of the Company, the Guarantor or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

    (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

    (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company or the Guarantor is then subject to
Section 13 or 15(d) of the Exchange Act.

    (i) None of the Company, the Guarantor or any Affiliate or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company, the Guarantor and their Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

    (j) During the period of two years after the Closing Date the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

    (k) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that it has not and will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be in the case of offers inside the United States, QIBs or other institutional accredited investors
(as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("institutional accredited investors") that, prior to their purchase of the Securities, deliver to such Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Memorandum and in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

    (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

         (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company or the Guarantor that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

         (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

         (iii)the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

         (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

         (v) such Initial Purchaser (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
    (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

         (vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

         (vii)such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

              "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the final closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

8. Indemnity and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act who participates in the offering from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Initial Purchaser through you expressly for use therein; provided that the foregoing indemnification with respect to any Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) to the extent that any such loss, claim, damage or liability of such Initial Purchaser results from the fact that such Initial Purchaser sold Securities to a person to whom there was not given, if required by the Securities Act, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum correcting the untrue statement or omission of a material fact if the Company has previously furnished copies thereof to such Initial Purchaser.

    (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their directors, their officers and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

    (c) In case any proceeding (including any governmental investigation) hall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel necessary for appearing in any proceeding) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 8(a), and by the Company or the Guarantor, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or
(ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantor, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

    (e) The Company, the Guarantor and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser who participates in the offering or by or on behalf of the Company or the Guarantor, their officers or directors or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Securities.

9. Termination. This Agreement shall be subject to termination by the Initial Purchasers in their absolute discretion, by notice given by you to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or any material adverse change in financial markets or any calamity or crisis that the effect of which is such as to make it, in your judgment, impracticable to market the Securities.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in
Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement (other than by reason of the failure of the Initial Purchasers to perform their obligations under this Agreement), the Company and the Guarantor will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                17

                                    Very truly yours,
                                    THE MAY DEPARTMENT STORES COMPANY

                                    By:  /s/ Jan R. Kniffen
                                         Name:  Jan R. Kniffen
                                         Title: Senior Vice President &
                                                Treasurer


                                    THE MAY DEPARTMENT STORES COMPANY,
                                      Guarantor

                                    By:  /s/ Richard A. Brickson
                                         Name:  Richard A. Brickson
                                         Title: Secretary



Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I

By:  Morgan Stanley & Co. Incorporated


By:  /s/ Harold J. Hendershot III
     Name:  Harold J. Hendershot III
     Title: Executive Director



                                                                                 Schedule I


                        Principal     Principal     Principal     Principal     Principal
                        Amount of     Amount of     Amount of     Amount of     Amount of
     Initial            Notes due     Notes due     Notes due     Debentures    Debentures
    Purchasers             2007          2009          2014        due 2024      due 2024

Morgan Stanley
& Co.                 $ 93,334,000  $140,000,000  $116,666,000   $ 70,000,000  $ 93,333,000
Incorporated......

Citigroup
Global Markets        $ 93,333,000  $140,000,000  $116,666,000   $ 70,000,000  $ 93,334,000
Inc...............

J.P. Morgan           $ 93,333,000  $140,000,000  $116,668,000   $ 70,000,000  $ 93,333,000
Securities Inc....

Banc of
America               $ 32,000,000  $ 48,000,000  $ 40,000,000   $ 24,000,000  $ 32,000,000
Securities LLC....

BNP Paribas           $ 32,000,000  $ 48,000,000  $ 40,000,000   $ 24,000,000  $ 32,000,000
Securities Corp...

Wachovia
Capital               $ 32,000,000  $ 48,000,000  $ 40,000,000   $ 24,000,000  $ 32,000,000
Markets, LLC......

Wells Fargo
Brokerage             $ 16,000,000  $ 24,000,000  $ 20,000,000   $ 12,000,000  $ 16,000,000
Services, LLC.....

Piper Jaffray &
Co................    $  8,000,000  $ 12,000,000  $ 10,000,000   $  6,000,000  $  8,000,000

Total:                $400,000,000  $600,000,000  $500,000,000   $300,000,000  $400,000,000


                                                                    EXHIBIT A

           OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

    The opinion of the counsel for the Company, to be delivered pursuant to
Section 5(c) of the Purchase Agreement shall be to the effect that:

A. Each of the Company and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

B. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

C. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

D. The Guarantee has been duly authorized by the Guarantor and, when executed and delivered in accordance with the provisions of the Indenture, will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

E. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

F. The statements in the Final Memorandum under the caption "Certain U.S. Federal Income Tax Considerations to Non-United States Persons," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

G. Based upon the representations, warranties and agreements of the Company in Sections 1(j), 1(k), 1(m), 6(f), 6(g) and of the Purchase Agreement and of the Initial Purchasers in Section 12 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 12 of the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security.

H. Nothing has come to the attention of such counsel that causes such counsel to believe that (1) each document incorporated by reference in the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), did not comply as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder or (2) the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data, as to which such counsel need not express any belief) when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the matters referred to in the paragraph above, counsel may state that their beliefs are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

                                 2

                                                                    EXHIBIT B

                      OPINION OF ALAN E. CHARLSON

    The opinion of Alan E. Charlson, General Counsel of the Company and the Guarantor, to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

A. Each of the Company and the Guarantor has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.

B. The performance by the Company and the Guarantor of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Guarantee will not contravene any provision of the restated certificate of incorporation or by-laws of the Company or the amended and restated certificate of incorporation or by-laws of the Guarantor or, to the actual knowledge of such counsel, any agreement or other instrument binding upon either the Company or the Guarantor. No consent, approval or authorization of any governmental body is required for the performance by the Company and the Guarantor of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities or the Guarantee, except such consents, approvals or authorizations as are specified and have been obtained and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

C. Nothing has come to the attention of such counsel that causes such counsel to believe that (1) each document incorporated by reference in the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), did not comply as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder or (2) the Final Memorandum (except for the financial statements, financial schedules and other financial data, as to which such counsel need not express any belief) when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                                                    EXHIBIT C

                     OPINION OF DAVIS POLK & WARDWELL

    The opinion of Davis Polk & Wardwell to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

A. The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

B. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

C. The Guarantee has been duly authorized by the Guarantor and, when executed and delivered in accordance with the provisions of the Indenture, will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

D. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

E. The statements relating to legal matters, documents or proceedings included in the Final Memorandum under the captions "Description of Securities", "Plan of Distribution" and "Transfer Restrictions", fairly summarize in all material respects such matters or documents.

F. Nothing has come to the attention of such counsel to cause such counsel to believe that (except for the financial statements and financial schedules and other financial and statistical data, as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the matters referred to in the paragraph above, Davis Polk & Wardwell may state that their beliefs are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

G. Based upon the representations, warranties and agreements of the Company in Sections 1(j), 1(k), 1(m), 6(f), 6(g) and 6(i) of the Purchase Agreement and of the Initial Purchasers in Section 12 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 12 of the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security.

                                2